Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Prospectus constituting a part of this Amendment No. 1 to Form S-4 Registration Statement of our report dated March 29, 2021, relating to the financial statements of Locust Walk Acquisition Corp., which is contained in that Prospectus. We also consent to the reference of our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

July 19, 2021